Exhibit 99.1

[LETTERHEAD OF NEW HORIZONS]

Company Contact
Charles M. Caporale
Senior Vice President and Chief Financial Officer
714-940-8060
cap.caporale@newhorizons.com

NEW HORIZONS WORLDWIDE, INC. FILES RESTATED 2004 QUARTERLY RESULTS

ANAHEIM, Calif., February 1, 2007 — New Horizons Worldwide, Inc., the world’s largest independent IT training provider, announced that it has filed with the Securities and Exchange Commission (SEC) three amended Quarterly Reports on Form 10-Q/A amending previously filed reports for the quarterly periods ended March 31, June 30 and September 30, 2004.  The amendments correct errors in the original filings due to the misapplication of generally accepted accounting principles and reflect the financial results for the year ended December 31, 2004 as reported by the Company in a Form 8-K filed with the SEC in November 2006.   The filings are a further step in the Company’s plan to become current with its SEC reports.

About New Horizons Worldwide, Inc.
Anaheim, California-based New Horizons Worldwide, Inc. (NEWH.PK) was named the world’s largest independent IT training company by IDC in 2006. New Horizons franchises the New Horizons Computer Learning Center brand in the US and around the world through its subsidiary, New Horizons Franchising Group, Inc., and also owns and operates several computer training centers in the US.  Through its Integrated Learning offering, New Horizons provides customer-focused computer training choices with a wide variety of tools and resources that reinforce the learning experience. With more than 280 centers in 56 countries, New Horizons sets the pace for innovative training programs that meet the changing needs of the industry.  For more information, or to find a local New Horizons Computer Learning Center, visit www.newhorizons.com.